UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2011 (May 19, 2011)

ENTROPIC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

(858) 768-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entropic Deferred Compensation Plan

(e) On May 19, 2011, the compensation committee of the board of directors of Entropic Communications, Inc., a Delaware corporation (the “Company”) approved the Entropic Communications, Inc. Nonqualified Deferred Compensation Plan (the “Plan”). The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to be an unfunded “top hat” plan which is maintained primarily to provide deferred compensation benefits for the Company’s board members and a select group of its “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to therefore be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. The Plan is intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which may include cash director fees, base salary, cash bonus awards, restricted stock unit awards, discretionary cash awards and/or any other payments designated by the Plan administrative committee as eligible for deferral under the Plan from time to time.

Unless otherwise determined by the Plan administrative committee, board members and certain management or highly compensated employees, including the Company’s executive officers, who are notified regarding their eligibility to participate and delivered the Plan enrollment materials, are eligible to participate in the Plan (“Participants”). Under the Plan, the Company will provide Participants with the opportunity to make annual elections to defer a specified percentage of up to 50% of their eligible cash compensation and 100% of their eligible restricted stock units. Elective deferrals of cash compensation are withheld from a Participant’s paycheck or director fees and credited to a bookkeeping account established in the name of the Participant. The Participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon. Elective deferrals of restricted stock unit awards are credited to a bookkeeping account established in the name of the Participant and deemed to be invested in a corresponding number of shares of the Company’s common stock at all times, and such credited shares are subject to the same vesting conditions as are applicable to the restricted stock unit award. The Company may also make discretionary contributions to Participants’ accounts in the future, although it currently does not do so. Any discretionary contributions made by the Company in the future may be subject to vesting arrangements as determined by the Company.

Amounts contributed to a Participant’s account through elective deferrals or through the Company’s discretionary contributions are generally not subject to income tax, and the Company does not receive a deduction until they are distributed pursuant to the Plan. However, cash deferrals are subject to the Federal Insurance Contributions Act tax imposed under Sections 3101 and 3121(v)(2) of the Code at the time of deferral (the “FICA tax”). Deferrals of restricted stock unit awards are subject to the FICA tax at the time the restricted stock unit award vests, but are not subject to income tax, and the Company does not receive a deduction until shares of its common stock are distributed pursuant to the Plan.

At the time of deferral, with respect to the allocation of amounts credited to their bookkeeping accounts, Participants may select from several different investment funds selected by the Company in multiples of one percent. The Company may from time to time, at the discretion of the Plan administrative committee, change the investment funds for purposes of the Plan. However, deferrals of restricted stock unit awards under the Plan are automatically deemed to be invested in a corresponding number of shares of the Company’s common stock and may not be allocated to any other investment fund.

Under the Plan, the Company will be obligated to deliver on a future date deferred compensation credited to the Participant’s account, adjusted for any positive or negative investment results from the investment alternatives selected by the Participant under the Plan (each, an “Obligation” and collectively, the “Obligations”). The Obligations are unfunded, unsecured general obligations of the Company and rank in parity with other unsecured and unsubordinated indebtedness of the Company, subject to the claims of our general creditors. The Obligations are not transferable except upon death of the Participant.

With respect to the portion of the bookkeeping account allocated to investment funds, each Obligation will be payable in cash, commencing upon a distribution date selected by the Participant at the time of deferral, or as otherwise re-deferred under the Plan, or upon the Participant’s termination of employment. The portion of the bookkeeping account deemed to be allocated to shares of the Company’s common stock will be payable in shares of our common stock commencing upon a distribution date selected by the Participant at the time of deferral, or as otherwise re-deferred under the Plan, or upon termination, assuming the associated restricted stock units have vested.

Payments will be distributed in the form of a lump sum payment or in up to fifteen annual installments upon either termination of service or a selected specified distribution date or dates, depending upon, if applicable, the election made by the Participant at the time of deferral. However, if a Participant’s service with the Company terminates prior to the selected specified distribution date or dates, payments will commence in connection with the termination of service. Payments triggered upon a termination of service will generally commence at termination of service. Additionally, if a Participant’s service terminates with the Company due to disability, or the Participant is receiving installment payments and becomes disabled prior to payment of all the installments, the Obligation will become immediately payable. Any payments made to specified employees that commence upon a separation from service will be delayed six months in accordance with the requirements of Section 409A of the Code. In addition, Participants may be entitled to receive payments through certain unforeseeable emergency withdrawals. Payments scheduled to be made under the Plan may be otherwise delayed or accelerated only upon the occurrence of certain specified events that comply with the requirements of Section 409A of the Code.

A committee appointed by the compensation committee of the board of directors of the Company administers the Plan. The Company can amend or terminate the Plan at any time, but no such action shall unilaterally reduce a Participant’s account balance without his or her consent prior to the date of such action. However, the Company may adopt any amendments to the Plan that it deems necessary or appropriate to preserve the intended tax treatment of the Plan benefits or to otherwise comply with the requirements of Section 409A of the Code and related guidance.

A copy of the Plan is filed as Exhibit 99.1 herewith and incorporated herein by reference in its entirety.

Restricted Stock Unit Agreement

(e) Also on March 19, 2011, the compensation committee of the Company’s Board of Directors adopted and approved two forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement as the standard forms of agreement under the Company’s 2007 Equity Incentive Plan (the “2007 Plan”). One form is intended for the Company’s employees and non-employee directors that are eligible to participate under the Plan and the other is intended for the Company’s employees that are not eligible to participate under the Plan and other non-employee recipients of awards of restricted stock units (“RSUs”) under the 2007 Plan. The forms provide that:

•	the RSUs will vest in equal annual installments of twenty-five percent of the shares subject thereto or as otherwise set forth in the applicable Notice of Grant;

•	the settlement of RSUs will be contingent on the full satisfaction of all vesting and tax withholding obligations set forth therein;

•

the settlement of any RSU that vests during a period in which the holder thereof is prohibited from selling shares of the Company’s common stock in the public market shall be delayed to the first day that such holder is permitted to sell such shares, unless the holder elects to satisfy his or her tax withholding obligations in cash or through a net share settlement and such election has been approved by the compensation committee of the board of directors of the Company, in which case no delay is required;

•	the number of shares subject to an RSU shall be automatically adjusted to reflect changes in the Company’s capitalization structure;

•	the RSUs are not transferrable, except by will or by laws of descent and distribution; and

•	the RSUs shall be governed by and are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement is qualified in its entirety by reference to the full text of the forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement, which are filed herewith as Exhibits 99.2 and 99.3, and incorporated herein by reference in their entirety.

Amendment and Restatement of Contract

(e) On May 19, 2011, the Company amended and restated its employee offer letter and relocation agreement with Dr. Michael Farese, the Company’s senior vice president, engineering and operations, to extend the period during which Dr. Farese is permitted to use the relocation benefits provided to him thereunder from September 15, 2011 to December 30, 2012 and to make certain other non-material and conforming changes.

Copies of Dr. Farese’s Amended and Restated Offer Letter and Relocation Agreement and Amended and Restated Relocation Agreement are filed as Exhibits 99.4 and 99.5, respectively, and incorporated herein by reference in their entirety.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting and the final results of voting on each proposal are noted below:

Proposal 1: Thomas Baruch and Patrick Henry, the nominees for Class I Directors, were elected to hold office until the Company’s 2014 Annual Meeting of Stockholders based upon the following votes:

Votes For (Thomas Baruch)	44,722,696
Votes Withheld (Thomas Baruch)	434,105
Votes For (Patrick Henry)	44,790,643
Votes Withheld (Patrick Henry)	366,158

Proposal 2: The proposal to reapprove the Internal Revenue Code Section 162(m) performance criteria and award limits of the Entropic Communications, Inc. 2007 Equity Incentive Plan was approved based on the following votes:

Votes For	25,276,821
Votes Against	19,748,378
Votes Abstained	131,602
Broker Non-Votes	26,477,592

Proposal 3: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved based on the following votes:

Votes For	43,372,781
Votes Against	1,369,672
Votes Abstained	414,348
Broker Non-Votes	26,477,592

Proposal 4: The proposal to approve, on an advisory basis, the frequency with which advisory votes on the compensation of the Company’s named executive officers, was approved with a frequency of every one year based on the following votes:

Votes in Favor of 1 Year	43,426,213
Votes in Favor of 2 Years	253,348
Votes in Favor of 3 Years	1,305,358
Votes Abstained	171,881
Broker Non-Votes	26,477,593

Based on the result of this advisory vote, the Company’s board of directors has determined to hold an advisory vote on the Company’s compensation of its named executive officers once every year.

Proposal 5: The proposal to ratify the selection by the audit committee of the Company’s board of directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved based on the following votes:

Votes For	68,689,664
Votes Against	2,415,464
Votes Abstained	529,265

There were no broker non-votes for this proposal.

As of the close of business on March 30, 2011, the record date for the Annual Meeting, there were 85,621,048 shares of common stock outstanding and entitled to vote, 71,634,393 shares of which were present in person or represented by proxy at the Annual Meeting for the proposals indicated above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
99.1	Entropic Communications, Inc. Nonqualified Deferred Compensation Plan.

99.2	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement – Recipients Not Eligible to Participate Under the Nonqualified Deferred Compensation Plan

99.3	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement – Recipients Eligible to Participate Under the Nonqualified Deferred Compensation Plan, including Executives and Directors

99.4	Amended and Restated Offer Letter and Relocation Agreement dated May 19, 2011 by and between the Registrant and Michael Farese.

99.5	Amended and Restated Relocation Agreement dated May 19, 2011 by and between the Registrant and Michael Farese.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: May 24, 2011	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.